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                                   AGREEMENT

BETWEEN:
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STANLEY WORKS, INC., a company existing under the laws of Connecticut, having its registered office at 1000 Stanley Drive, New Britain, Connecticut, duly represented by Mr M.J.Mathieu, hereafter referred to as: 'STANLEY';

AND

STEF G.H. KRANENDIJK, living at U1. Niecala 8, 05-510 Konstancin-Jeziorna, Poland, hereinafter to be referred to as 'MR. KRANENDIJK';

WITNESSED
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WHEREAS, STANLEY is engaged in the tools and hardware industry;

WHEREAS, STANLEY Works BVBA and Mr Kranendijk have entered into a Director's Agreement and a Non-competition Agreement;

WHEREAS, STANLEY wishes to confirm additional agreements with Mr
Kranendijk in respect of Stock Options as set forth herein:

THEREFORE, PARTIES AGREE AS FOLLOWS:


ARTICLE 1
STOCK OPTIONS

1. Stock Option Awards are governed by the terms of the 1990 Stock Option Plan and the 1997 Long Term Incentive Plan of STANLEY and have a maximum exercise period of ten years after grant.

2. STANLEY agrees to make the two following stock option awards to Mr Kranendijk which will be priced at market value at the close of NYSE at the first Board meeting of STANLEY following the incorporation of Stanley Works BVBA and the appointment of Mr Kranendijk as a Director thereof:
    - 65,000 options which will vest 6 months after grant and be exercisable from one year after grant;
    - 125,000 options which will vest 5 years from grant and be exercisable from that time.

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3.  STANLEY guarantees that nothing (especially article 2.01 and article 2.03
    (c)) in the 1990 Stock Option Plan and the 1997 Long Term Incentive Plan will be construed to jeopardize the option award herein and that no further conditions will be imposed on the options or the stock.

4. In October each year the Board of Directors of STANLEY awards annual options which vest after 6 (six) months and which are exercisable one year after grant for a period of ten years after grant. Mr Kranendijk's Annual Stock Award will be at least 25,000 options. With respect to 1998 the full annual stock option award of 25,000 options will be granted to Mr Kranendijk notwithstanding the fact that his director's mandate with Stanley Europe BVBA will commence during the year.

5. All options which are vested will become exercisable at the moment Mr Kranendijk's director's mandate with Stanley Europe BVBA will come to an end and will be exercisable until two months after such event. With respect to the 65,000 options meant in Article 1.2 the following will apply: the options will be deemed to be vested in and upon the event the Company terminates the mandate of the Director in the first 6 months. With respect to the 65,000 options, vested options will be exercisable until 2 months after the moment the options would have been exercisable if the director's mandate had not been terminated.

ARTICLE 3
APPLICABLE LAW-COURTS

1. This Agreement is subject to Belgian law.

2. In case of a dispute, the Brussels courts will have exclusive jurisdiction.


ARTICLE 4
LANGUAGE

Mr Kranendijk acknowledges that he fully understands the contents of this Agreement and the language used therein.

Signed in three original copies on 29 June 1998, at Zaventem. Each party acknowledges receipt of one duly signed original copy.


 S.G.H. Kranendijk                      M.J. Mathieu by L. Tyler
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Mr S. Kranendijk                    Mr M.J.Mathieu, duly represented by
proxy by Mrs L. Tyler